                                  EXHIBIT 99.3


                    FORM OF STOCK OPTION ASSUMPTION AGREEMENT

                              E*TRADE GROUP, INC.

                       STOCK OPTION ASSUMPTION AGREEMENT

                           VERSUS TECHNOLOGIES, INC.

                               STOCK OPTION PLAN



Optionee:  ((First_Name)) ((Last_Name)),

          STOCK OPTION ASSUMPTION AGREEMENT effective as of the 28th day of August, 2000 by E*TRADE Group, Inc., a Delaware corporation ("E*TRADE").

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of VERSUS Technologies, Inc., a corporation incorporated under the laws of Canada ("VERSUS"), which were granted to Optionee under the VERSUS Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

          WHEREAS, VERSUS has been acquired by E*TRADE through the merger of EGI Canada Corporation, an indirect wholly-owned subsidiary of E*TRADE with and into VERSUS, whereby VERSUS has become an indirect subsidiary of E*TRADE (the "Merger") pursuant to the Merger Agreement dated June 14, 2000 (the "Merger Agreement").

          WHEREAS, the provisions of the Merger Agreement require E*TRADE to assume all obligations of VERSUS under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

          WHEREAS, the provisions of the Merger Agreement expressly permit VERSUS option holders either: (i) to allow their VERSUS options to be assumed by E*TRADE in connection with the Merger or (ii) to exercise their VERSUS options immediately (and pay all taxes in connection therewith) and deliver their VERSUS shares to E*TRADE in connection with the consummation of the Merger.

          WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.724757 shares of E*TRADE common stock ("E*TRADE Stock") for each outstanding share of VERSUS common stock ("VERSUS Stock").

          WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by E*TRADE in connection with the Merger.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. The number of shares of VERSUS Stock subject to the options held by Optionee immediately prior to the Effective Time (the "VERSUS Options") and the exercise price payable per share are set forth below. E*TRADE hereby assumes, as of the Effective Time, all the duties and obligations of VERSUS under each of the VERSUS Options. In connection with such assumption, the number of shares of E*TRADE Stock purchasable under each VERSUS Option hereby assumed and the exercise price payable thereunder (as converted into U.S. Dollars based upon the U.S. Dollar/Canadian Dollar exchange rate as of the close of business at the Effective Time) have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of E*TRADE Stock subject to each VERSUS Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of E*TRADE Stock under the assumed VERSUS Option shall also be as indicated for that option below.

             VERSUS STOCK OPTIONS                           E*TRADE ASSUMED OPTIONS
-----------------------------------------------------------------------------------------------
 # of Shares of VERSUS       Exercise Price          # of Shares of          Adjusted Exercise
     Common Stock               per Share               E*TRADE               Price per Share
                                                      Common Stock
---------------------------------------------------------------------------------------------------
     VERSUS Shares            $VERSUS Price          E*TRADE Shares           $E*TRADE Price
---------------------------------------------------------------------------------------------------

          2. The intent of the foregoing adjustments to each assumed VERSUS Option is to assure that the spread between the aggregate fair market value of the shares of E*TRADE Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the VERSUS Stock subject to the VERSUS Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the VERSUS Option immediately prior to the Merger.

          3. The following provisions shall govern each VERSUS Option hereby assumed by E*TRADE:

                     (a) Unless the context otherwise requires, all references in each Option Agreement and in the Plan (i) to "VERSUS" or the "Corporation" shall mean E*TRADE, (ii) to "Share(s)" or "Common Share(s)" shall mean share(s) of E*TRADE Stock, (iii) to the "Board" shall mean the Board of Directors of E*TRADE, and (iv) to the "Compensation Committee" shall mean the Compensation Committee of the E*TRADE Board of Directors.

                     (b) The grant date and the expiry date of each assumed VERSUS Option and all other provisions which govern either the exercise or the termination of the assumed VERSUS Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option

          Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase E*TRADE Stock.

                     (c) Each VERSUS Option shall be assumed by E*TRADE as of the Effective Time. Pursuant to the terms of the Option Agreement, Optionee's VERSUS Options became vested in full on an accelerated basis on the consummation of the Merger.

                     (d) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of VERSUS, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to E*TRADE or any present or future E*TRADE subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed VERSUS Options upon Optionee's cessation of service as an employee or a consultant of VERSUS shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with E*TRADE and its subsidiaries, and each assumed VERSUS Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a thirty (30)-day period, following such cessation of service as an employee or a consultant of E*TRADE and its subsidiaries.

                     (e) In order to exercise each assumed VERSUS Option, Optionee must deliver to E*TRADE a written notice of exercise in which the number of shares of E*TRADE Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of E*TRADE Stock and should be delivered to E*TRADE at the following address:

                         E*TRADE Group, Inc.
                         4500 Bohannon Drive
                         Menlo Park, CA 94025
                         Attention:  Stock Administration

          Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

          IN WITNESS WHEREOF, E*TRADE Group, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 28th day of August, 2000.

                              E*TRADE GROUP, INC.



                              By:
                                  -----------------------------
                              Name:
                                    ---------------------------
                              Title:
                                      -------------------------

                                 ACKNOWLEDGMENT

          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her VERSUS Options hereby assumed by E*TRADE are as set forth in the Option Agreement, the Plans, as applicable, and such Stock Option Assumption Agreement.



                              ((First_Name)) ((Last_Name)), OPTIONEE



DATED:              , 2000
       --------  ---